Exhibit 10.4

SERVICE AGREEMENT

THIS AGREEMENT made this 30th day of April 2020 (the “Effective Date”).

BETWEEN:

Slinger Bag Inc., a Nevada company (the “Company”)

AND:

Tom Dye, an individual residing in the State of Pennsylvania (the “Executive”)

A.      The Company has offered the Executive the position of Chief Operating Officer of the Company.

B.      The Company and the Executive wish to formally record the terms and conditions upon which the Executive will be hired by and serve as chief operating officer of the Company.

C.      Each of the Company and the Executive has agreed to the terms and conditions set forth in this Agreement, as evidenced by their respective execution hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1

CONTRACT FOR SERVICES

1.1	Engagement the Executive as Chief Operating Officer. (a) The Company hereby agrees to hire the Executive as Chief Operating Officer in accordance with the terms and provisions hereof.

(i)	Term. Unless terminated earlier in accordance with the provisions hereof, this Agreement will commence on the Effective Date and will continue for a period of three (3) years therefrom (the “Term”).

(b)	Service. The Executive agrees to faithfully, honestly and diligently serve the Company and to devote the time, attention efforts to further the business interests of the Company and utilize his professional skills and care during the Term.

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1.2	Duties: The Executive’s services hereunder will be provided on the basis of the following terms and conditions:

(a)	Reporting directly to the Chief Executive Officer of the Company, the Executive will serve as the Company’s Chief Operating Officer;

(b)	The Executive will be responsible for setting and managing the Company’s operations, in each case, subject to any applicable law and to instructions provided by the chief executive officer of the Company from time to time.

(c)	The Executive will faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder are to the satisfaction of the Company, acting reasonably, and the Executive will provide any other services not specifically mentioned herein, but which by reason of the Executive’s capability, the Executive knows or ought to know to be necessary to ensure that the best interests of the Company are maintained.

(d)	The Executive will assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given from time to time by the Company.

(e)	The Executive will report the results of his duties hereunder to the Company as it may request from time to time.

Article 2

COMPENSATION

2.1	Remuneration.

(a)	The Executive’s annual base salary shall be one hundred twenty thousand United States dollars ($120,000 (together with any increases thereto as hereinafter provided, the “Base Salary”). The Base Salary shall be payable on a monthly basis in 12 installments in accordance with the Company’s normal payroll procedures in effect from time to time. The Base Salary may be increased by the Board from time to time during the Term, but shall be reviewed by the Board at least annually.

(b)	The Company shall also issue Executive as soon as reasonably practicable warrants to purchase 1,250,000 shares of common stock in the form attached hereto as Annex A. The Company agrees to bear all costs and fees to be charged by the Company’s transfer agent in respect of such shares. The Executive is entitled to receive up to a one-time bonus of 1,500,000 shares of common stock of the Company promptly after the value of the Company’s outstanding stock equals $100 million dollars.

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(c)	In addition to the foregoing, the Company will grant the Executive additional compensation in the form of cash or shares in cases of extraordinary contribution by him to the benefit of the Company as the Board of Directors of the Company will decide.

(d)	The Executive’s position with the Company requires a special degree of personal trust, and the Company is not able to supervise the number of working hours of the Executive. Therefore, the Executive will not be entitled to any additional remuneration whatsoever for his work with the exception of that specifically set out in this Agreement. The Executive has other business interests and, as such, shall be permitted to spend such time as the Executive deems necessary or expedient on such interests, so long as there is no adverse material impact on the Executive’s performance of his obligations hereunder.

2.2	Incentive Plans. The Executive will be entitled to participate in any bonus plan or incentive compensation plans (including, without limitation, equity or option plans) for its directors, officers or employees adopted by the Company. The Executive’s bonus payment level will be set at a minimum of 25% of the annual gross base salary. It is agreed that any such plans will be retroactive to the Effective Date.

2.3	Expenses. The Executive will be reimbursed by the Company for all reasonable business expenses incurred by the Executive in connection with his duties. This includes, but is not limited to, payments of expenses incurred when traveling abroad and others. In this connection, the Executive will be issued, as soon as practicable, a Company credit card that the Executive will use to pay for any and all expenses that pertain to the Company.

Article 3

Insurance and Benefits

3.1	Liability Insurance Indemnification. The Company will insure the Executive (including his heirs, executors and administrators) with coverage under a standard directors’ and officers’ liability insurance policy at the Company’s expense.

Article 4

CONFIDENTIALITY AND NON-COMPETITION

4.1	Maintenance of Confidential Information.

(a)	The Executive acknowledges that, in the course of performing his obligations hereunder, the Executive will, either directly or indirectly, have access to and be entrusted with confidential information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the “Confidential Information”).

(b)	The Executive acknowledges that the Company’s Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Executive covenants and agrees that, as long as he works for the Company, the Executive will keep in strict confidence the Company’s Confidential Information and will not, without prior written consent of the Company, disclose, use or otherwise disseminate the Company’s Confidential Information, directly or indirectly, to any third party.

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(c)	The Executive agrees that, upon termination of his services for the Company, he will immediately surrender to the Company all Company Confidential Information then in his possession or under his control.

4.2	Exceptions. The general prohibition contained in Section 4.1 against the unauthorized disclosure, use or dissemination of the Company’s Confidential Information will not apply in respect of any Company Confidential Information that:

(a)	is available to the public generally;

(b)	becomes part of the public domain through no fault of the Executive;

(c)	is already in the lawful possession of the Executive at the time of receipt of the Company’s Confidential Information; or

(d)	is compelled by applicable law or regulation to be disclosed, provided that the Executive gives the Company prompt written notice of such requirement prior to such disclosure and provides commercially reasonable assistance at the request and expense of the Company, in obtaining an order protecting the Company’s Confidential Information from public disclosure.

Article 5

termination

5.1	Termination of Employment. The Executive’s employment may be terminated only as follows:

(a)	Termination by the Company

(i)	For Cause. The Company may terminate the Executive’s employment for Cause.

(ii)	Without Cause. The Company may terminate Executive’s employment at any time by giving Executive 60 days prior written Notice of the termination. In such case, 100% of the Executive’s unvested stock, warrant and option compensation of any nature will vest without any further action required on the part of the Executive or the Company and the Company will deliver to the order of the Executive promptly upon receipt of a written demand of the Executive such shares of common stock or options at its sole expense as become due to Executive hereunder. The Executive’s right to receive compensation whether in cash or securities shall survive any termination of this Agreement Without Cause.

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(b)	Termination by the Executive

(i)	For Good Reason. The Executive may terminate the Executive’s employment with the Company for Good Reason.

(ii)	Without Good Reason. The Executive may voluntarily terminate the Executive’s employment with the Company at any time by giving the Company 30 days prior written Notice of the termination.

(c)	Termination Upon Death or Disability

(i)	Death. The Executive’s employment shall terminate upon the Executive’s death.

(ii)	Disability. The Company may terminate the Executive’s employment upon the Executive’s Disability.

(d)	For the purpose of this Article 5, “Cause” means:

(i)	Breach of Agreement. Executive’s material breach of Executive’s obligations of this Agreement, not cured after 30 days’ Notice from the Company.

(ii)	Gross Negligence. Executive’s gross negligence in the performance of Executive’s duties.

(iii)	Crimes and Dishonesty. Executive’s conviction of or plea guilty to any crime involving, dishonesty, fraud or moral turpitude.

(iv)	In the event of termination of this agreement for Cause, the Company may terminate the Executive’s employment after 30 days’ Notice.

(e)	For the purpose of this Article 5, “Good Reason” means:

(i)	Breach of Agreement. The Company’s material breach of this Agreement, which breach has not been cured by the Company within 30 days after receipt of written notice specifying, in reasonable detail, the nature of such breach or failure from Executive.

(ii)	Non-Payment. The failure of the Company to pay any amount due to Executive hereunder, which failure persists for 30 days after written notice of such failure has been received by the Company.

(iii)	Change of Responsibilities/Compensation. Any material reduction in Executive’s title or a material reduction in Executive’s duties or responsibilities or any material adverse change in Executive’s Base Salary or any material adverse change in Executive’s benefits.

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(iv)	Change of Location. Any relocation of the premises at which Executive works to a location more than 20 kilometers from such location, without Executive’s consent.

(f)	It is agreed that in the event of termination of this agreement if the Company decides that the Executive’s services are not needed during the termination period, the Company will continue to be responsible for paying cash and equity compensation as defined in Article 2 of this Agreement for the entire termination period. Neither the Company, nor the Executive will be entitled to any notice, or payment in excess of that specified in this Article 5.

(g)	Upon the termination (whether for cause, disability, death, without cause, or by way of change of control), the Company shall pay to Executive on the date required under applicable law: (i) any accrued but unpaid Base Salary for services rendered as of the date of termination, (ii) (if applicable) any accrued but unpaid vacation pay, and (iii) the business expenses reasonably incurred by the Executive up to the date of termination or resignation and properly reimbursable, in each case less any applicable deductions or withholdings required by law.

Section 5.2 Termination for Cause, Disability or Death

In the event that this Agreement and the Executive’s employment with the Company is terminated for Cause, the Company shall provide the Executive written notice thereof and Executive shall be entitled only to the amounts specified in Section 5.1 plus all vested common or preferred shares and, if applicable options and warrants.

Section 5.3 Termination without Cause

In the event this Agreement and the Executive’s employment with the Company is terminated by the Company without Cause (other than for death or Disability or in connection with a change of control), then in addition to the amounts specified in Section 5.1 and subject to the Executive’s execution and non-revocation of a separation agreement containing a general release and waiver of liability against the Company and anyone connected with it in form acceptable to the Company, the Executive shall be entitled to receive, and the Company shall pay the Executive, two (2) years Base Salary (less statutory deductions and withholdings) in a single lump sum, paid in full within 30 days of termination. Further, Executive shall be entitled to all vested common or preferred shares and, if applicable, options and warrants with vesting continuing for 12 months following termination as applicable.

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Article 6

Mutual Representations

6.1	The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfilment of the terms hereof

(a)	will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; and

(b)	do not require the consent of any person or entity.

6.2	The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfilment of the terms hereof

(a)	will not constitute a default under or conflict with any agreement of other instrument to which it is a party or by which it is bound; and

(b)	do not require the consent of any person of entity.

6.3	Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless if enforcement is sought in proceeding in equity or at law).

Article 7

notices

7.1	Notices. All notices required or allowed to be given under this Agreement must be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)	in the case of the Company, to:

Slinger Bag Inc.

To be provided under separate cover within three days after the date hereof; in the event that Executive does not receive notice of address within such period, then Executive shall be entitled to send any notice to any email address of the Company known to Executive and the sending of any such notice shall constitute receipt of notice whether the Company receives such notice or not.

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(b)	and in the case of the Executive, to the Executive’s last residence address known to the Company or juda@slingerbag.com.

7.2	Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

Article 8

GENERAL

8.1	Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

8.2	Waiver. No provision hereof will be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement will not be construed as a waiver of a further breach of the same provision.

8.3	Amendments in Writing. No amendment, modification or rescission of this Agreement will be effective unless set forth in writing and signed by the parties hereto.

8.4	Assignment. Except as herein expressly provided, the respective rights and obligations of the Executive and the Company under this Agreement will not be assignable by either party without the written consent of the other party and will, subject to the foregoing, inure to the benefit of and be binding upon the Executive and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement. For the avoidance of doubt, it is agreed that in the event that the Company participates in a merger, acquisition, restructuring, regoranization or other transaction in which the Company is merged into, sold to or otherwise becomes part of or owned by another company or entity, this Agreement will remain in force and be binding on any such successor, surviving or acquiring company or entity.

8.5	The Company acknowledges and agrees that the Executive may submit to the Company invoices from a company that employs him in lieu of invoices on his name. The Executive confirms that any such invoice will replace his own invoice and he agrees that his fees will be paid by the Company to third parties provided that it is done as per his instructions to the Company.

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8.6	Severability. In the event that any provision contained in this Agreement is declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision will be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which will continue to have full force and effect.

8.7	Headings. The headings in this Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

8.8	Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same will be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

8.9	Time. Time is of the essence in this Agreement.

8.10	Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws principles or the conflicts of laws principles of any other jurisdiction, and each of the parties hereto expressly attorns to the jurisdiction of the courts of the State of New York. The sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement will be the applicable New York state or federal court.

8.11	This Agreement (including all Annexes thereto) constitutes the entire agreement between the Parties with respect to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to this matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

Slinger Bag Inc.

Name:	Mike Ballardie
Title:	CEO

Agreed and accepted

Tom Dye

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Annex A

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

Company: Slinger Bag Inc.

Holder: Tom Dye

Shares: 1,250,000 shares of the Company’s common stock.

Class of Stock: common shares of stock of the Company

Exercise Price per share: par value on a cashless basis (as described in more detail below)

Issue Date: 30 April 2020

Term: See Section 4.1

THIS WARRANT CERTIFIES THAT, for value received as consideration pursuant to that certain amended and restated service agreement dated 30 April 2020 (the “Service Agreement”) and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Holder is entitled to receive the Shares in the form of fully paid and nonassessable shares of the Company at the Exercise Price, all as set forth herein, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix 1 duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(b) Net Issue Exercise. In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

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Y (A-B) X = ——————— A

Where:	X	=	the number of Shares to be issued to the Holder.

	Y	=	the number of the Shares being exercised on the date of determination.

	A	=	the fair market value of one Share on the date of determination.

	B	=	the per share Exercise Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Article 1, the per share fair market value of the Warrant Shares shall mean:

(i) If the Company’s Common Stock is publicly traded, the per share fair market value of the Warrant Shares shall be the average of the closing prices of the Common Stock as quoted on the Over-the-Counter Bulletin Board, or the principal exchange on which the Common Stock is listed, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value;

(ii) If the Company’s Common Stock is not so publicly traded, the per share fair market value of the Warrant Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

1.2 Delivery of Certificate and New Warrant. Promptly after Holder first exercises this Warrant, the Company shall deliver to Holder certificates for or other evidence (reasonably acceptable to the Holder) of the Shares received and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Shares not so received.

1.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Combinations, Etc. If the Company declares or pays a dividend on the Shares payable in Common Stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price shall remain the same. If the outstanding shares of the Company are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

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2.2 Reclassification, Exchange or Substitution, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or net exercise of this Warrant, Holder shall be entitled to receive, upon exercise or net exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or net exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or net exercise of this Warrant.

2.3 Merger or Consolidation. Upon any capital reorganization of the Company’s capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number and kind of securities and property of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which that Holder would have received for the Shares if this Warrant had been exercised immediately before such reorganization, merger or consolidation.

2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or net exercise of this Warrant and the number of Shares to be issued shall be rounded up to the nearest whole Share.

ARTICLE 3. COVENANTS OF THE COMPANY.

3.1 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least three (3) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least three (3) days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

3.2 No Stockholder Rights or Liabilities. Except as provided in this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant. Absent an affirmative action by the Holder to purchase the Shares, the Holder shall not have any liability as a stockholder of the Company.

3.3 Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of 5:00 pm GMT on the tenth (10th) anniversary of the Issue Date.

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4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

4.3 Transfers. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). After compliance with all restrictions on transfer set forth in this Section 4.3, and within a reasonable time after the Company’s receipt of an executed assignment agreement, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

4.4 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise. Notice to the Company shall be addressed as set forth on the signature page hereto until the Holder receives notice of a change in address.

4.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.6 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

4.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

Please indicate your acceptance of these terms by countersigning where indicated below.

Slinger Bag Inc.

Name:
Title:

Agreed and accepted:

Tom Dye

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Appendix 1

SLINGER BAG INC.

EXERCISE NOTICE

Reference is made to the Warrant dated 30 April 2020 between Slinger Bag Inc. (the “Company”) and Tom Dye (the “Warrant”). In accordance with and pursuant to the Warrant, the undersigned hereby elects to exercise the Warrant to purchase shares of common stock of the Company as set forth below. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Warrant.

Date of Exercise: ______________________________________________

Number of shares of ordinary/common (or

its equivalent) stock to be purchased: _______________________________

Please issue shares of common stock in the following name and to the following address:

Issue to: _________________________________________

_________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Email address: _________________________________

Holder:__________________________________________

By:
Title:

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